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EXHIBIT 3.24

CERTIFICATE OF FIRST AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

        In accordance with Section 48-2c-408 of the Utah Revised Limited Liability Company Act (as amended, "URLLCA"), HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC, a Utah limited liability company (the "Company"), hereby declares and certifies as follows:

FIRST:    The name of the Company is Huntsman Expandable Polymers Company, LC.

SECOND:    The initial Manager of the Company has been replaced and the text of the amendment (the "Amendment") of the Articles of Organization of the Company effecting such replacement is as follows:

  "RESOLVED, that, in order to reflect the replacement of the Company's initial Manager, the Articles of Organization of the Company shall be and hereby are amended by (i) deleting therefrom Article IV in its entirety and (ii) adding thereto a new Article IV, providing in its entirety as follows:

'ARTICLE IV

'MANAGEMENT

    'The Company is to be managed by one Manager. The name and business address of the successor Manager of the Company are Huntsman International Chemicals Corporation, a Utah corporation, 500 Huntsman Way, Salt Lake City, Utah 84108." '

THIRD:    The Amendment was unanimously adopted by the Members of the Company on November 12, 2002.

FOURTH:    The Amendment was adopted by all of the Members of the Company in accordance with Section 48-2c-802 of URLLCA or as otherwise required by the Articles of Organization and the Operating Agreement of the Company.

        IN WITNESS WHEREOF, the Company has executed this Certificate of First Amendment to Articles of Organization as of the 12th day of November, 2002.

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC a Utah limited liability company,
By its Manager:
HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION, a Utah corporation,
By:	/s/ SEAN DOUGLAS
Name:	Sean Douglas
Title:	Vice President

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CERTIFICATE OF FIRST AMENDMENT TO ARTICLES OF ORGANIZATION OF HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
'ARTICLE IV 'MANAGEMENT